Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of U.S. Gold Corp. and its Subsidiaries on Form S-1 (Nos 333-293194, 333-286946, 333-282527, and 333-253168) and Form S-8 (No. 333-291502) of our report dated July 29, 2026, with respect to the consolidated financial statements of U.S. Gold Corp. included in this Annual Report on Form 10-K for the year ended April 30, 2026.

/s/ CBIZ CPAs P.C.

Houston, TX

July 29, 2026